Exhibit 10.14

Exclusive Technical Consultation and Training Agreement

This Exclusive Technical Consultation and Training Agreement (the “Agreement”) is executed by the following parties on September 23, 2005 in Beijing:

Party A: ChinaCache Network Technology (Beijing) Co., Ltd.

Party B:              Beijing Blue I. T. Technologies Co., Ltd.

Whereas: Party A is a duly registered and established wholly foreign owned enterprise, and has strong technical development and training strength and experience;

Whereas: Party B needs professional technology company to provide technical support and services to it during its operation.

Whereas: Party B intends Party A to provide such technical training services, and Party A is willing to provide such training services;

Therefore, through friendly negotiation and based on the principles of equality and reciprocity, both parties agree to the following provisions:

Article I  Services

1.1                                          Both parties agree that Party B shall appoint Party A to provide the following consultation and training services to it in accordance with the terms set forth in this Agreement:

(1)                      to provide training services to Party B’s business activities, for the purpose to improve Party B’s technical level for product development, reduce business costs, and enhance Party B’s overall competitiveness;

(2)                      to evaluate Party B’s current product development and research system, process and operating results, to make analysis and comments and summarize experience, and to provide improvement plan;

(3)                      to conduct tutoring according to the evaluation process and results, to provide technical training to Party B’s employees and improve their professional skills;

(4)                      other consultation and training services relevant to this Agreement.

1.2                                Party B agrees that the working style of Party A to provide the consultation and training services shall be: Party B introduces the categories and technical indicators of its business products and provides relevant written materials; Party A then draft research report based on the information introduced by Party B and provide training plans to determine the planned details of the training services, including appointment of personnel, determination of number of people, period of dispatch, training period and contents etc., and provide training services to Party B in accordance with the resolutions.  Notwithstanding the above, the parties may negotiate for specific service methods and contents based on specific situations.

1.3                                Party B undertakes not to, without Party A’s prior written consent, accept any technical consultation and training services from any third parties.

Article II   Service Term

2.1                                 The service term under this Agreement is five years, which runs from the effective date of the Agreement.

2.2                                 Party B undertakes that, from the effective date of this Agreement, unless otherwise agreed by both parties, the service term under this Agreement shall be not be shortened or early terminated for any reasons.

2.3                                 The parties agree to grant Party A an option to extend the term of this Agreement.  Before expiration of this Agreement, Party A is entitled to extend the term of this Agreement for five years by written notification.

Article III   Service Fees

3.1                                 The parties agree that the Party B shall pay services fees to Party A in accordance with the Appendix to this Agreement for the consultation and training services provided by Party A.  The Appendix may be amended by both parties according to their negotiation and the implementation of the Agreement.

Article IV    Party A’s Obligations

4.1                                 Party A shall make its best endeavor to appoint highly qualified professional personnel for Party B, and to establish high-level consultation team to provide the consultation and training services under this Agreement.

4.2                                 Party A shall make comprehensive consultation and training plans, to enter into Party B’s premises and conduct consultation activities in accordance with the plans and complete the consultation within schedule, and shall submit relevant documents (written or electronic) to Party B.

4.3                                 Party A shall maintain close communication with Party B, and report promptly to Party B about the progress of the project, and make sufficient communication with Party B about preliminary plans or interim achievements.

4.4                                 Party A shall keep in strict confidentiality all information (the “Information”) provided by Party B or relevant to Party B’s business and operation.

Article V   Party B’s Obligations

5.1                                 Party B shall, upon Party A’s request, provide relevant information and documents to Party A; Party B shall appoint specialized personnel to contact and coordinate with Party A, and actively assist Party A to make on-site research and material collection; with respect to Party A’s working effect, Party B shall make evaluation at appropriate time and make prompt feedbacks.

5.2                                 If necessary, Party B shall provide necessary working facilities and conditions for Party A’s professional personnel, and bear relevant expenses and costs incurred by such personnel during the period when they provide training services to Party B.

5.3                                 Party B shall make payment of service fees to Party A in time.

5.4                                 Party B shall provide necessary assistance to Party A upon Party A’s specific request.

Article VI   Representations and Warranties

6.1                                 For the purpose of this Agreement and the interests of Party B, Party A hereby makes the following representations and warranties:

(1)                             Party A is a legal person duly established and validly existing under the PRC laws, and has the capability to assume civil liabilities to third parties.

(2)                             The person signing this Agreement on behalf of Party A has been duly authorized by Party A.  Party A shall not claim against Party B under any circumstances for reasons of lack of authorization, ultra vires or other defects with respect to authorization.

6.2                                 For the purpose of this Agreement and the interests of Party A, Party B hereby makes the following representations and warranties:

(1)                             Party B undertakes that it is a legal person duly established and validly existing under the PRC laws, and has the capability to assume civil liabilities to third parties to the extent of its registered capital.

(2)                             Party B undertakes not to, within the term of this Agreement, enter into any agreements that are identical or similar to this Agreement with any third parties, or accept all or part of training services that are identical or similar to those under Article I of this Agreement from any third parties;

(3)                             The person signing this Agreement on behalf of Party B has obtained irrevocable, valid and complete authorization from Party B.  Party B shall not claim against Party A under any circumstances for reasons of lack of authorization, ultra vires or other defects with respect to authorization.

6.3                                 Any party who violates the above representations and warranties, and causes the invalidity of this Agreement or any other effect on this Agreement, or causes any other losses to the other party, shall compensate any losses to the other party resulting therefrom.

Article VII   Intellectual Property and Confidentiality

7.1                                 Party A has sole and exclusive rights to and interests in any rights, ownership, interests and all intellectual property including but not limited copyrights, patents, technology secrets, commercial secrets and others, that arising from the performance of this Agreement, whether developed by Party B or Party A.

7.2                                 Party B shall make reasonable efforts to ensure that all or any part of Party A’s information which are specified as “confidential” or which are known by Party B as confidential are kept in confidentiality (the “Confidential Information”).  Without Party A’s written consent, Party B shall not disclose, give or transfer such Confidential Information to any third parties. Upon the termination of this Agreement, Party B shall return or destroy any documents, materials or software that contain Confidential Information, and delete any Confidential Information from any memory device, and refrain from using such Confidential Information any longer.

The parties agree that this article survives the modification, termination or expiration of this Agreement.

Article VIII   Breach Liabilities

8.1                                 If any party violates the provisions of this Agreement, such breaching party shall compensate all losses incurred by the non-breaching party.

8.2                                 Any waiver of the breaching party’s breach may only be made in writing to be effective.  The non-exercise or delay in exercise by any party of any rights or remedies under this Agreement does not constitute waiver of such party; any partial exercise of rights or remedies by any party shall not prejudice such party’s exercise of other rights or remedies.

8.3                                 The effectiveness of this article shall not be affected by the expiration or termination of this Agreement.

Article IX   Termination of the Agreement

9.1                                 If any party engages in any material breach, and fails to correct such breach within 30 days after receiving the notice of the non-breaching part regarding the occurrence and existence of the breach, the non-breaching party may terminate this Agreement by notice to the other party.  Within the term of this Agreement, Party A may, at any time, terminate this Agreement by 30-day’s written notice.

9.2                                 If this Agreement is terminated due to reasons attributable to Party B, Party A is entitled to compensations for all losses caused by such termination, and services fees for all services that have been rendered.

9.3                                 The termination of this Agreement does not prejudice the other party’s right to seek for compensations.

Article X   Force Majeure

10.1                           If any party to this Agreement cannot continue to perform all or part of its obligations under this agreement due to events or actions that cannot be foreseen and be avoided, either party or both parties may be released from performing the duties they cannot perform due to such force majeure within the period that such inability to perform continues, however, the affected party shall use its best efforts to reduce the losses as soon as possible.  Any party who seek to be released from performing its obligations under this Agreement for reasons of force majeure shall notify the other party about the force majeure event and the steps to be taken to fulfill the performance.

Article XI   Notices and Service

11.1                           Any notices, consents, agreements or other communication given in accordance with or relating to this Agreement shall be in writing.

11.2                           Unless otherwise provided in this Agreement, notices or communication given in person shall be deemed to be served upon delivery.  Notices or communication given by ordinary mail with postage prepaid shall be deemed to be served forty-eight (48) hours after being dispatched.  Notices or communication given by telegraphic address or fax shall be deemed to be served upon being sent.  Notices or communication given by telegram shall be deemed to be served twenty-four (24) hours after being sent.

Article XII   Dispute Resolution

12.1                           If there are any disputes or controversies in the performance of this Agreement, the parties shall first resolve them through friendly negotiation, and if negotiation fails, such disputes shall be submit to the China International Economic and Trade Arbitration Commission for arbitration in accordance with the then current arbitration rules of such commission, the arbitration shall be held in Beijing.  The arbitration awards are final and binding on both parties.

12.2                           The disputes referred to in this article mean disputes between the parties regarding the formation of the Agreement, time of formation, interpretation of the contents of the Agreement, performance of the Agreement, breach liabilities, and modification, assignment, termination or expiration of the Agreement.

Article XIII   Effectiveness of the Agreement and Miscellaneous Provisions

13.1                           Other matters of this Agreement may be agreed and supplemented by representatives of both parties.  Any amendment or supplementary agreements shall be made in writing.

13.2                           Intellectual property resulting from the consultation and training provided by professional personnel of Party A to Party B shall belong to Party A.

13.3                           Unless otherwise provided, the “days” in this Agreement mean calendar days, and “business days” mean such days on which commercial banks of the PRC normally operate business.

13.4                           Provisions regarding intellectual property, confidentiality, dispute resolution and breach liabilities in this Agreement survive the termination or suspension of this Agreement.

13.5                           Within the term of this Agreement, unless Party A commits any gross negligence or fraud to Party B, Party B may not early terminate this Agreement.  Notwithstanding the above, Party A may terminate this Agreement at any time by 30-days’ written notice.

13.6                           The invalidity of any provisions of this Agreement shall not affect the validity of other provisions of this Agreement.

13.7                           This Agreement is executed in two copies, each party holding one copy, and becomes effective upon being signed by both parties.

(The body of the Agreement ends here.)

(Signature page)

Party A: ChinaCache Network Technology (Beijing) Co., Ltd.
Signature by authorized representative:	/s/ Wang Song

Party B: Beijing Blue I. T. Technologies Co., Ltd.
Signature by authorized representative:	/s/ Xiaohong Kou

Appendix

1.               Both parties agree that Party B shall pay services fees to Party A for the consultation and training services provided by Party A in accordance with this Agreement according to the following provisions:

(1)         Basic Annual Fees

Party B shall pay to Party A RMB[   ] annually as the basic annual fees for the training services provided by Party A in the year under this Agreement, which shall be made by four equal installments and be paid by quarter.  Party B shall, within fifteen (15) business days after the beginning of each quarter, pay RMB[   ] to a bank account designated by Party A.

(2)         Floating Fees

Besides the basic annual fees provided in the above paragraph (a), Party B shall pay to Party A floating fees based on the specific situation of the provision of service in each year, and the amount of such floating fees payable in each quarter shall be determined by both parties considering the following elements:

(i)                                     Numbers and qualifications of professional personnel of Party A used to provide consultation and training services to Party B in the quarter;

(ii)                                  Time spent by Party A’s professional personnel to provide consulting and training services in the quarter;

(iii)                               Detailed contents and values of the consulting and training services provided by Party A in the quarter;

(iv)                              Party B’s business turnover.

2.               Within 15 days after the end of each quarter, Party B shall provide Party A with all necessary financial materials for calculation of such quarter’s floating fees, and to pay Party A such floating fees within 30 days after the end of such quarter.  If Party A questions the financial materials provided by Party B, it may delegate a reputable independent account to conduct an audit to relevant materials.  Such audit shall be conducted during normal business hours, and shall not affect Party B’s normal business.  Under such conditions, Party B shall provide cooperation.

3.               If Party A deems that the agreed amount of service fees cannot accommodate to changes of objective situations and needs adjustment, Party B shall, within seven business days after Party A gives a written request for adjustment of fees, negotiate with Party A actively and in good faith to determine the new fees schedule or system.